Exhibit 21.01

SUBSIDIARIES OF THE REGISTRANT

ACI Worldwide Inc.	Nebraska
Applied Communications Services, Inc.	Nebraska
Applied Communications (Singapore) Ltd.	Nebraska
ACI (India) Inc.	Nebraska
Applied Communications (Bahrain) Inc.	Nebraska
ACI (Malaysia) Inc.	Nebraska
JBA, Inc.	Nebraska
ACI (Brasil) L.L.C.	Nebraska
ACI Worldwide (Brasil) Ltda.	Brazil
ACI Worldwide (Canada) Inc.	Canada
ACI Worldwide (Mexico) S.A. de C.V.	Mexico
ACI (Hong Kong) Limited	Hong Kong
ACI Worldwide (Pacific) Pty Ltd.	Australia
ACI Worldwide (Asia) Pte. Ltd.	Singapore
ACI Applied Communications (Netherlands) B.V.	Netherlands
Applied Communications (Europe) Limited	United Kingdom
Applied Communications (New Zealand) Limited	New Zealand
ACI Worldwide de Argentina S.A.	Argentina
ACI Worldwide Korea Yuhan Hoesa	Korea
Insession Technologies, Inc.	Delaware
Insession Technologies (US), Inc.	Delaware
Hybrid Technologies, Inc.	Nebraska
Insession, Inc.	Delaware
Insession (US), Inc.	Delaware
Insession Labs, Pty.	Australia
Insession Technologies B.V.	Netherlands
Insession Technologies (Singapore) Pte. Ltd.	Singapore
Insession Technologies Mexico S. de R.L. de C.V.	Mexico
ACI Worldwide (Japan) K.K.	Japan
Applied Communications Inc. U.K. Holding Limited	United Kingdom
Applied Communications Inc. (CIS) Limited	United Kingdom
ACI Worldwide (EMEA) Limited	United Kingdom
ACI Worldwide (Norway) A.S.	Norway
ACI Worldwide (South Africa) (Pty) Ltd.	South Africa
ACI Worldwide (Italia) S.R.L.	Italy
Applied Communications Worldwide (Nordic) AB	Sweden
ACI Worldwide Iberica, S.L.	Spain
ACI Soluciones, S.L. (51% ownership)	Spain
ACI Worldwide (Hellas) EPE	Greece
ACI Communications Holding GmbH	Germany
Applied Communications Verwaltungs GmbH	Germany
ACI Worldwide (Germany) GmbH & Co. KG	Germany
Applied Communications Worldwide (UK) Ltd.	United Kingdom
SCIL (USA) Inc.	New York
ACI Worldwide B.V.	Netherlands
ACI Worldwide (Texas) LLC	Texas
IntraNet, Inc.	Massachusetts
TSA One, Inc.	Delaware
TSA Two, Inc.	Delaware
TSA Three, Inc.	Delaware
Transaction Systems Architects Nova Scotia Company	Canada
TSA Exchangeco Limited	Canada
TSA Subco Company	Canada
MessagingDirect Ltd.	Canada
MessagingDirect (US) Inc.	Delaware
MessagingDirect AP (Pty) Ltd.	Australia
MessagingDirect (U.K.) Limited	United Kingdom
Messaging Incorporated	Delaware